INDEX TO FINANCIAL STATEMENTS




Worldwide Energy, Inc. financial statements:

Consolidated balance sheet as of June 30, 1999 (Unaudited)

Consolidated statement of income for the six months ended
   June 30, 1999 (Unaudited)

Consolidated statement of stockholders' equity for the six months ended June 30, 1999 (Unaudited)

Consolidated statement of cash flows for the six months ended
   June 30, 1999 (Unaudited)

Notes to consolidated financial statements (Unaudited)

Report of Independent Certified Public Accountants

Consolidated balance sheet as of December 31, 1998

Consolidated statements of income for the years ended
   December 31, 1998 and 1997

Consolidated statement of stockholders' equity for the years
   December 31, 1998 and 1997

Consolidated statements of cash flows for the years ended
   December 31, 1998 and 1997

Notes to consolidated financial statements

                     WORLDWIDE ENERGY, INC.
                   CONSOLIDATED BALANCE SHEET
                          JUNE 30, 1999
                           (UNAUDITED)




                             ASSETS


Coal mining leases                             $    1,602,056

     Total assets                              $    1,602,056


              LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities

  Accrued liabilities                          $        7,436
     Total liabilities                                  7,436

Stockholders' equity
  Preferred stock, $.001 par value, 10,000,000
   shares authorized, no shares issued                    --

  Common stock, $.001 par value, 40,000,000
   shares authorized, 15,058,031 shares
   issued and outstanding                             15,058
  Additional paid-in capital                       2,488,251
  Accumulated deficit                               (908,689)
     Total stockholders' equity                    1,594,620

     Total liabilities and stockholders' equity  $ 1,602,056


       See accompanying notes

                     WORLDWIDE ENERGY, INC.
                CONSOLIDATED STATEMENT OF INCOME
             FOR THE SIX MONTHS ENDED JUNE 30, 1999
                           (UNAUDITED)


Revenues                                         $     --

General and administrative expenses                 7,436

Net loss before provision for income taxes         (7,436)

Provision for income taxes                             --

Net loss                                         $ (7,436)

Primary and fully diluted earnings
   per common share                              $  (0.00)

Weighted average number of common shares
  used for primary and fully diluted
  per share calculations                        15,058,031



See accompanying notes

                     WORLDWIDE ENERGY, INC.
         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
             FOR THE SIX MONTHS ENDED JUNE 30, 1999
                           (UNAUDITED)


                             Common Stock    Additional              Total
                    Number of                Paid-in    Accumulated  Stock
                    Shares      Amount       Capital    Deficit      holders'
                                                                     Equity

Balance,
January 1, 1999   15,058,031     $  15,058 $  2,488,251 $(901,253)  $1,602,056

Net loss for
the period                --            --          --     (7,436)     (7,436)

Balance,
June 30, 1999     15,058,031     $  15,058 $  2,488,251 $(908,689)  $1,594,620

                     WORLDWIDE ENERGY, INC.
              CONSOLIDATED STATEMENT OF CASH FLOWS
             FOR THE SIX MONTHS ENDED JUNE 30, 1999
                           (UNAUDITED)




Cash flows from operating activities:
 Net loss                                                $ (7,436)
 Changes in operating assets and liabilities:
  Increase (decrease) in accrued liabilities                7,436
    Net cash used by operating activities                      --

Net change in cash                                             --

Cash, beginning of period                                      --

Cash, end of period                                      $     --

                     WORLDWIDE ENERGY, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    JUNE 30, 1999 (UNAUDITED)


1.Organization and summary of significant accounting policies
  Organization - Worldwide Energy, Inc. was incorporated in the state of Oklahoma on April 7, 1987.

Effective September 15, 1998, Worldwide Energy, Inc. consummated an agreement and plan of reorganization with Green River Coal, Inc. (GRCI) whereby Worldwide Energy, Inc. acquired all the outstanding common stock of GRCI in exchange for 13,216,448 shares of Worldwide Energy, Inc. common stock (referred to as the "GRCI Transaction"). The GRCI Transaction has been accounted for under the pooling of interest method. Effective as of the date of consummation of the GRCI Transaction, the Company changed its name from "C:\Grip" to "Worldwide Energy."

Worldwide Energy, Inc., including the assets from the outstanding common stocks acquired from GRCI are collectively referred to herein as the "Company" subsequent to the transaction discussed above.

The Company owns rights to 3,717.72 acres of Low Sulfur coal mining leases in Wayne County, Utah through Green River Coal, Inc., a wholly owned subsidiary. Management believes that such acreage contains 47,105,000 tons of low sulfur coal (high in BTU's from 8,000 to 13,000). The Low Sulfur coal meets the specifications of the Clean Air Act as passed by Congress, which requires less than 1.2% sulfur. Congress passed the Clean Air Act, which requires very low sulfur emissions by end users of coal beginning in 1995. The maximum sulfur allowed to be burned after the effective date is 1.2% sulfur. The coal on this land has a sulfur content below 1% and is one of the large areas remaining where low sulfur coal can be found in the United States.

The  accompanying consolidated financial statements  include  the
accounts  of  the  Company and its wholly owned subsidiary.   All
significant inter-company transactions have been eliminated.

Interim consolidated financial statements - The Company's consolidated financial statements as of and for the six months ended June 30, 1999, are unaudited. In the opinion of management, all necessary adjustments (which include normal recurring adjustments) have been made to the accompanying financial statements in order to present fairly the financial position, results of operations, and cash flows as of and for the six months ended June 30, 1999, as presented.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards
(SFAS) No. 109, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Year 2000 issue - The Company has assessed the exposure to date sensitive computer software programs that may not be operative subsequent to 1999 and has implemented a requisite course of action to minimize Year 2000 risk and ensure that neither significant costs nor disruptions of normal business operations are encountered. However, because there is no guarantee that all systems of outside vendors or other entities affecting the Company's operations will be 2000 compliant, the Company remains susceptible to consequences of the Year 2000 issue.

                     WORLDWIDE ENERGY, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    JUNE 30, 1999 (UNAUDITED)
                           (CONTINUED)



2.   Coal mining lease

Coal mining leases consist of 3,717.72 acres of Low Sulfur coal mines in Wayne County, Utah, as discussed in Note 1. Such leases are renewable on an annual basis provided the Company has diligently engaged in activity which brings the coal resources into commercial production. The lease renewal rates consist of an annual royalty of $3.00 per acre plus an annual rent of $1.00 per acre. The next reassessment date for the leases is May 31, 2008. Lease expense for the six months ended June 30, 1998 was $7,436 (unaudited). The future minimum royalties and rentals total $14,871 annually through 2008.

3.Income taxes

The Company did not record any current or deferred income tax provision or benefit for any of the periods presented because of continuing net losses and nominal differences.

4.Related party transactions

For the six months ended June 30, 1999, all activities of the Company have been conducted from the corporate officers' residences at no charge. There are no current or future agreements for the use of these facilities nor are there any liabilities for the past use of these facilities.

5.Subsequent event

On September 9, 1999, the Company entered into a contract to sell its low sulfur coal leases to World Link Capital, LLC for $169,925,000, which will be received over a period of three years.

                     L.L. Bradford & Company
           Certified Public Accountants & Consultants
                       3441 Eastern Avenue
                     Las Vegas, Nevada 89109
            (702) 735-5030  Facsimile (702) 735-4854



       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Worldwide Energy, Inc.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of Worldwide Energy, Inc. as of December 31, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Worldwide Energy, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.


/s/  L.L. Bradford & Company
October 26, 1999
Las Vegas, Nevada

                     WORLDWIDE ENERGY, INC.
                   CONSOLIDATED BALANCE SHEET
                        DECEMBER 31, 1998



                             ASSETS



Coal mining leases                           $    1,602,056

     Total assets                            $    1,602,056


                      STOCKHOLDERS' EQUITY


Stockholders' equity
  Preferred stock, $.001 par value, 10,000,000
   shares authorized, no shares issued                   --

  Common stock, $.001 par value, 40,000,000
   shares authorized, 15,058,031 shares
   issued and outstanding                            15,058
  Additional paid-in capital                      2,488,251
  Accumulated deficit                              (901,253)

     Total  stockholders' equity                 $1,602,056

                     WORLDWIDE ENERGY, INC.
                CONSOLIDATED STATEMENTS OF INCOME


                                       For the Years Ended December31,
                                           1998             1997


Revenues                                   $    --           $  2,698

General and administrative expenses        420,529            364,107

Net loss before other income
(expense) and provision for
income taxes                              (420,529)         (361,409)

Other income (expense)
 Loss on sale of assets                     (8,728)              --
   Interest                                    114              497

Net loss                                  (429,143)        (360,912)

Primary and fully diluted
  earnings per common share               $  (0.07)         $ (0.28)

Weighted average number of
common shares used for primary
and fully diluted per share
calculations                             5,844,357        1,246,106

                     WORLDWIDE ENERGY, INC.
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                        Common Stock     Additional              Total
                     Number of           Paid-in    Accumulated  Stockholders'
                     Shares     Amount   Capital    Deficit      Equity

Balance,
January 1, 1997    1,206,533  $  1,206  $219,571   $(111,198)    $  109,579

Shares issued at
$2.00 per share       60,550        61   121,039         --         121,100

Shares issued to
consultants for
services at $1.25
per share             44,500        45    55,581         --          55,626

Shares issued to
consultants for
services at $1.50
per share             35,000        35    52,465         --          52,500

Shares issued to
consultants for
services at $2.00
per share             75,000        75    74,925         --         75,000

Net loss                  --        --        --    (360,912)     (360,912)

Balance,
December 31, 1997  1,421,583     1,422   523,581    (472,110)       52,893

Stock warrants
exercised at
$.25 per share       235,000       235    58,515         --         58,750

Stock warrants
exercised at
$.50 per share        10,000        10     4,990         --          5,000

Shares issued to
consultants for
services at
$1.50 per share      175,000       175   262,325         --        262,500

Shares issued to
acquire Green
River, Inc.,
Septr 15, 1998    13,216,448    13,216 1,588,840        --       1,602,056

Capital
contribution by
stockholder,
August 30, 1998           --        --    50,000       --          50,000

Net loss                  --        --        --  (429,143)      (429,143)

Balance,
Dec 31, 1998      15,058,031  $  15,058$2,488,251$(901,253)    $1,602,056

                     WORLDWIDE ENERGY, INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS


                                         For the Years Ended December 31,
                                                 1998     1997

Cash flows from operating activities:
 Net loss                                     $(429,143)     $(360,912)
 Adjustments to reconcile net loss to net
 cash used by operating activities:
  Depreciation                                    6,004         10,463
  Loss on sale of assets                          8,728             --
  Services paid for with common stock           262,500        183,126
 Changes in operating assets and liabilities:
  Decrease (increase) in other assets            29,480        (10,207)
  Increase (decrease) in accrued liabilities     (9,082)       (26,546)
    Net cash used by operating activities      (131,513)      (204,076)

Cash flows from investing activities:
 Purchase of property and equipment                  --        (15,200)
 Proceeds from sale of property and equipment    17,763             --
   Net cash provided (used) by
     investing activities                        17,763        (15,200)

Cash flows from financing activities:
 Issuance of common stock                       113,750        121,100
    Net cash provided by financing activities   113,750        121,100

Net change in cash                                  --         (98,176)

Cash, beginning of period                           --          98,176

Cash, end of period                           $     --        $     --

Supplemental schedule on non-cash
financing activities:
 13,216,448 shares of common stock
 issued to acquire all outstanding
 common stock of Green River, Inc.           $1,602,056       $     --

                     WORLDWIDE ENERGY, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1998 AND 1997


1.Organization and summary of significant accounting policies

Organization - Worldwide Energy, Inc. was incorporated in the state of Oklahoma on April 7, 1987.

Effective September 15, 1998, Worldwide Energy, Inc. consummated an agreement and plan of reorganization with Green River Coal, Inc. (GRCI) whereby Worldwide Energy, Inc. acquired all the outstanding common stock of GRCI in exchange for 13,216,448 shares of Worldwide Energy, Inc. common stock (referred to as the "GRCI Transaction"). The GRCI Transaction has been accounted for under the pooling of interest method. Effective as of the date of consummation of the GRCI Transaction, the Company changed its name from "C:\Grip" to "Worldwide Energy."

Worldwide Energy, Inc., including the assets from the outstanding common stocks acquired from GRCI are collectively referred to herein as the "Company" subsequent to the transaction discussed above.

The Company owns rights to 3,717.72 acres of Low Sulfur coal mining leases in Wayne County, Utah through Green River Coal, Inc., a wholly owned subsidiary. Management believes that such acreage contains 47,105,000 tons of low sulfur coal (high in BTU's from 8,000 to 13,000). The Low Sulfur coal meets the specifications of the Clean Air Act as passed by Congress, which requires less than 1.2% sulfur. Congress passed the Clean Air Act, which requires very low sulfur emissions by end users of coal beginning in 1995. The maximum sulfur allowed to be burned after the effective date is 1.2% sulfur. The coal on this land has a sulfur content below 1% and is one of the large areas remaining where low sulfur coal can be found in the United States.

The  accompanying consolidated financial statements  include  the
accounts  of  the  Company and its wholly owned subsidiary.   All
significant inter-company transactions have been eliminated.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards
(SFAS) No. 109, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Year 2000 issue - The Company has assessed the exposure to date sensitive computer software programs that may not be operative subsequent to 1999 and has implemented a requisite course of action to minimize Year 2000 risk and ensure that neither significant costs nor disruptions of normal business operations are encountered. However, because there is no guarantee that all systems of outside vendors or other entities affecting the Company's operations will be 2000 compliant, the Company remains susceptible to consequences of the Year 2000 issue.

                     WORLDWIDE ENERGY, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1998 AND 1997
                           (CONTINUED)



3.   Coal mining leases

Coal mining leases consist of 3,717.72 acres of Low Sulfur coal mines in Wayne County, Utah, as discussed in Note 1. Such leases are renewable on an annual basis provided the Company has diligently engaged in activity which brings the coal resources into commercial production. The lease renewal rates consist of an annual royalty of $3.00 per acre plus an annual rent of $1.00 per acre. The next reassessment date for the leases is May 31, 2008. Lease expense for the years ended 1998 and 1997 were $14,871 and $14,871, respectively. The future minimum royalties and rentals total $14,871 annually through 2008.

3.Income taxes

The Company did not record any current or deferred income tax provision or benefit for any of the periods presented because of continuing net losses and nominal differences.

4.Related party transactions

For  the  year  ended December 31, 1998, all  activities  of  the
Company have been conducted from the corporate officers' residences at no charge. There are no current or future agreements for the use of these facilities nor are there any liabilities for the past use of these facilities.

5.Subsequent event

On September 9, 1999, the Company entered into a contract to sell its low sulfur coal leases to World Link Capital, LLC for $169,925,000, which will be received over a period of three years.